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                                                                  SUPPLEMENT (b)


                                COTTER & COMPANY
                                2740 N. Clybourn
                               Chicago, IL 60614





THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael P. Cole; Samuel D. Costa, Jr.; and Leonard C. Farr, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Class A Common Stock of Cotter & Company held of record by the undersigned on February 26, 1994, at the Annual Meeting of Stockholders to be held on Tuesday, April 5, 1994, at the Company's Distribution Center located at 14900 U.S. Highway 71, Kansas City, Missouri 64147, at 10:00 a.m., local time, and at any adjournments thereof.

                                                     DARKEN INSIDE OVALS ONLY

THE BOARD RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING PROPOSALS.

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                                                     FOR      AGAINST    ABSTAIN
                                                     ---      -------    -------
1.*    ELECTION OF DIRECTORS
       For all nominees listed below (except as marked to the contrary below). To withhold authority to vote for all nominees listed below vote to abstain.

2.     Proposal to approve the appointment of Ernst
       & Young, independent public accountants, as auditors of the Company for the fiscal year
       1994.


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.


*      William M. Claypool, III; Jerrald T. Kabelin;
Robert J. Ladner; Lewis W. Moore; and Robert G.
Waters for a term of three years. To withhold authority to vote for any individual nominee, write that nominee's name on the space provided.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2.

Please sign exactly as your name appears on your Class A Common Stock certificate. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

A copy of the Company's 10-K Annual Report is available upon request.

    PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY
     BALLOT PROMPTLY USING THE ENCLOSED ENVELOPE.


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